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                                   EXHIBIT 23A

                 Consent of J.H. Williams & Co., LLP, Certified
                  Public Accountants, of Kingston, Pennsylvania




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                       CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors
CCFNB Bancorp, Inc.
232 East Street
Bloomsburg, Pennsylvania  17815



We consent to the incorporation by reference, of our report, dated January 17, 1997, on the consolidated financial statements of CCFNB Bancorp, Inc. and Subsidiary, and to the reference to our firm under the heading "Experts", in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-3.





                                               /s/ J.H. Williams & Co., LLP




Kingston, Pennsylvania
June 18, 1997


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